Exhibit 99.4

TENDER FOR

ALL OUTSTANDING

9/9 3/4% SENIOR NOTES DUE 2014

IN EXCHANGE FOR

9/9 3/4% SENIOR NOTES DUE 2014

AND

ALL OUTSTANDING

10% SENIOR SUBORDINATED NOTES DUE 2016

IN EXCHANGE FOR

10% SENIOR SUBORDINATED NOTES DUE 2016

OF

ALERIS INTERNATIONAL, INC.

To Our Clients:

We are enclosing herewith a Prospectus, dated                     , 2007, of Aleris International, Inc. (“Aleris”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by Aleris, to exchange up to (1) $600,000,000 principal amount of its new 9/9 3/4% Senior Notes due 2014 (the “Senior Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $600,000,000 principal amount of its issued and outstanding 9/9 3/4% Senior Notes due 2014 (the “Outstanding Senior Notes”) and (2) up to $400,000,000 principal amount of its new 10% Senior Subordinated Notes due 2016 (the “Senior Subordinated Exchange Notes”) (together with the Senior Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for up to $400,000,000 principal amount of its issued and outstanding 10% Senior Subordinated Notes due 2016 (the “Outstanding Senior Subordinated Notes”) (together with the Outstanding Senior Notes, the “Outstanding Notes”), in each case, upon the terms and subject to the conditions set forth in the Exchange Offer.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED BY ALERIS IN ITS SOLE DISCRETION.

THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OUTSTANDING NOTES BEING TENDERED.

We are the holder of record of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to Aleris that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) at the time of the commencement of the Exchange Offer neither the holder of Outstanding Notes nor to the knowledge of such holder, any such other person receiving Exchange Notes from such holder has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provision of the Securities Act, (iii) neither the holder nor, to the knowledge of such holder, any such other person receiving Exchange Notes from such holder is an “affiliate” of Aleris or any of the guarantors within the meaning of Rule 405 under the Securities Act, (iv) if the holder is not a broker-dealer neither such holder nor any such other person receiving Exchange Notes from such holder is engaging in or intends to engage in a distribution of the Exchange Notes, and (v) if the holder is a broker-dealer (whether or not it is also an “affiliate” of Aleris or any of the guarantors within the meaning of Rule 405 under the Securities Act) such holder has acquired the Exchange Notes as a result of market-making activities or other trading activities, and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer). By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,